SUBJECT TO RESTRICTIONS ON THE REVERSE SIDE HEREOF
Incorporated Under the Laws of the State of Delaware
NUMBER SPECIMEN
SHARES SPECIMEN
NAVISITE, INC. Series A Convertible Preferred Stock Par Value $.01 Per Share
This Certifies that — NAME- is the registered holder of - NUMBER OF SHARES (####) - Shares of Series A Convertible Preferred Stock, Par Value $.01 Per Share, of NaviSite, Inc.
transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.
In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this DAY day of MONTH A.D. 20 YEAR
— Vice President
— Treasurer
(C) GOES 720 All Rights Reserved

For Value Received, hereby sell, assign and transfer unto Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney so transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated In presence of
NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.